UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

UTAH URANIUM CORP.

 (Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

0-50915

(Commission File Number)

98-0343710

(I.R.S. Employer Identification Number)

11850 South Highway 191, Unit B-9

Moab, UT  84532

(Address of principal executive offices, including zip code)

(435) 259-0460

(Registrant's telephone Number, including area code)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Solicitating material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 30, 2007, the Company entered into a Letter of Understanding (the “LOU”) with Bob Shupe and Gary Vancil for the acquisition of 12 mineral claims known as the Ray Marie and Marcas claims (the “Property”).  The Vendors own a 100% interest in the Property located in Colorado.  Under the terms of the LOU, the Vendors will transfer all of their interest to the Company in exchange for cash and shares of common stock as follows:

- $10,000 cash to be paid upon execution of the LOU

- $10,000 cash to be paid 90 days after execution of the LOU

- $45,000 cash to be paid 180 days after execution of the LOU

- $80,000 cash to be paid upon the first anniversary of the LOU

- $100,000 cash to be paid upon the second anniversary of the LOU

- $130,000 cash to be paid upon the third anniversary of the LOU

- 50,000 shares of common stock to be issued 180 days after execution of the LOU

- 100,000 shares of common stock to be issued upon the first anniversary of the LOU

- 100,000 shares of common stock to be issued upon the second anniversary of the LOU

- 150,000 shares of common stock to be issued upon the third anniversary of the LOU

A copy of the LOU is attached hereto as Exhibit 10.1.

Section 9 – Financial Statements and Exhibits

Section 9.01 Financial Statements and Exhibits

a)  Financial Statements

None

b)  Exhibits

10.1

Letter of Understanding with Bob Shupe and Gary Vancil dated November 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTAH URANIUM CORP.

Per:

/s/ Peter Dickie

Peter Dickie

President and Director